As filed with the Securities and Exchange Commission on June 22, 2005

                                                         Registration 333-111408
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    Form SB-2

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)


             Colorado                                            84-1057605
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            4250 Buckingham Dr. #100
                        Colorado Springs, Colorado 80907
                                 (719) 531-9444
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)
                                   ----------
                                Harold Blomquist
                      Chief Executive Officer and President
                               Simtek Corporation
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                                 (719) 531-9444
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:
                            Hendrik F. Jordaan, Esq.
                            Holme Roberts & Owen LLP
                        90 S. Cascade Avenue, Suite 1300
                           Colorado Springs, CO 80903
                                 (719) 473-3800

         Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

                                  -------------

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.





































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



     This Post-Effective Amendment No. 5 on Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

                        STATEMENT PURSUANT TO RULE 429(b)

     Pursuant to Rule 429 under the Securities Act, this post-effective amendment also relates to an aggregate of 9,615,384 shares of common stock previously registered but not sold under the registration statement on Form SB-2 (File No. 333-104854) (the "Additional Registration Statement"), which has been declared effective by the Commission. This post-effective amendment constitutes both (i) post-effective amendment no. 5 to this registration statement (File No. 333-111408), and (ii) post-effective amendment no. 8 to the Additional Registration Statement.



Deregistration of Securities

     This Post-Effective Amendment No. 5 relates to: (i) the Registration Statement on Form SB-2 (File No. 333-111408) (the "Registration Statement") of Simtek Corporation (the "Registrant"), which registered for resale from time to time by certain selling security holders up to 12,017,367 shares of common stock of the Registrant, including up to 10,365,384 shares of the Registrant's common stock issuable upon the exercise of certain warrants or the conversion of certain debentures; and (ii) the Registration Statement on Form SB-2 (File No. 333-104854) (the "Additional Registration Statement") of the Registrant which registered for resale from time to time by certain selling security holders up to 9,615,384 shares of common stock of the Registrant issuable upon the conversion of certain debentures, all of which were included in post-effective amendment no. 4 to the Registration Statement. The selling security holders of the Registrant are named in the Registration Statement and the Additional Registration Statement. The Registration Statement and the Additional Registration Statement were declared effective by the Securities and Exchange Commission on December 29, 2003 and May 8, 2003, respectively. Since the Registrant is no longer a "small business issuer", the Registrant has determined that it should file a registration statement on Form S-2 (rather than Form SB-2) with respect to the resale of the 12,017,367 shares of common stock of the Registrant. With this Post-Effective Amendment No. 5 to the Registration Statement, the Registrant hereby deregisters all of the unsold shares of common stock covered by the Registration Statement and the Additional Registration Statement.



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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on June 22, 2005.

                                    Simtek Corporation,
                                    a Colorado corporation

                                    By:   /s/Harold Blomquist
                                          -------------------------------------
                                          Harold Blomquist
                                          Chief Executive Officer and
                                          President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE
   /s/Harold Blomquist
-----------------------------------------------------------
Harold Blomquist, Chairman,
Chief Executive Officer and President
June 22, 2005


  /s/Brian Alleman
-----------------------------------------------------------
Brian Alleman, Vice President and Chief Financial Officer
June 22, 2005


 * /s/Robert Keeley
-----------------------------------------------------------
Robert Keeley, Director
June 22, 2005


 * /s/Alfred Stein
-----------------------------------------------------------
Alfred Stein, Director
June 22, 2005


 * /s/Ronald Sartore
-----------------------------------------------------------
Ronald Sartore, Director
June22, 2005

* By /s/ Donald Carrigan, Attorney in Fact









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